EXHIBIT 23.1

                                AUDITOR'S CONSENT



We hereby consent to the incorporation by reference in this Annual Report on From 10-KSB of Reuter Manufacturing, Inc. for the year ended December 31, 2000, of our report, dated March 17, 2001, appearing in the Company's 2000 Annual Report to Shareholders.




                                        /s/ VIRCHOW, KRAUSE & COMPANY, LLP




Minneapolis, Minnesota
March 7, 2001